Exhibit 99.1

The First Bancorp Reports Record Results for 2016

DAMARISCOTTA, ME, January 18, 2017 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced record operating results for the year ended December 31, 2016. Net income was $18.0 million, up $1.8 million or 11.1% from the $16.2 million reported for the year ended December 31, 2015. Earnings per common share on a fully diluted basis of $1.66 were up $0.15 or 9.9% compared to 2015. The Company also announced operating results for the quarter ended December 31, 2016. Net income was $4.3 million, up $551,000 or 14.6% from the fourth quarter of 2015, and earnings per common share on a fully diluted basis of $0.40 were up $0.05 or 14.3% from the same period in 2015.
“This was the best annual performance in the Company’s history,” observed Tony C. McKim, the Company’s President and Chief Executive Officer. “Increased net interest income was the primary driver for our 2016 performance, the result of continued strong growth in earning assets. At the same time, we saw a modest drop in operating expense in 2016 compared to 2015. We maintained the quarterly dividend at 23 cents per share in the fourth quarter and given our record earnings, we also declared a special cash dividend of 12 cents per share for the same quarter.
 “Earning assets increased $142.1 million in 2016,” noted President McKim. “The loan portfolio increased $82.9 million to end the year at $1.07 billion. The commercial loan portfolio was up $56.0 million or 13.2% and residential loans were up $18.3 million or 4.5%. The investment portfolio was up $61.9 million or 13.0% over 2015 despite having a significant volume of securities called by their issuers. On the funding side of the balance sheet, low-cost deposits were up $61.6 million or 10.6% totaling $640.8 as of December 31, 2016 and total deposits were up $199.8 million or 19.1% to $1.24 billion at year-end.
“Net interest income on a tax equivalent basis in 2016 was up $2.1 million or 4.7% from 2015,” President McKim continued, “with growth in earning assets responsible for the increase. Non-interest income in 2016 was up $269,000 or 2.2% over 2015, with a $634,000 increase in mortgage origination income and a $153,000 increase in First Advisors income offsetting th

e strategic decision to not take gains from sale of securities at the level taken in 2015. Non-interest expense in 2016 was $513,000 or 1.7% below 2015, primarily due to a reduction in other-credit-related costs outside of the provision for loan losses.
“Continued improvement in credit quality was another contributor to our 2016 results,” President McKim said. “Non-performing assets stood at 0.48% of total assets as of December 31, 2016 - well below the 0.57% level of non-performing assets a year ago. Net charge offs were 0.13% of average loans in 2016, down from 0.21% of average loans in 2015. We provisioned $1.6 million for loan losses in 2016, up $50,000 from the amount provisioned in 2015 and the allowance for loan losses stood at 0.95% of total loans as of December 31, 2016, down from 1.0% of total loans a year ago.”
“The strong financial results we posted in 2016 can certainly be seen in our operating ratios,” observed F. Stephen Ward, the Company’s Chief Financial Officer. “Our return on average assets was 1.12% in 2016 compared to a 1.07% return in 2015, and our return on average tangible common equity was 12.42% compared to 11.90% for the same periods, respectively. In comparison, the return on common equity average for the Bank’s UBPR peer group was 9.56% as of September, 2016, placing the Bank in the 83rd percentile. Our efficiency ratio stood at 50.43% for 2016 compared to 54.26% for 2015 and remains well below the Bank’s UBPR peer group average which stood at 63.96% as of September 30, 2016.
“Our stock performance was another major positive in 2016,” Mr. Ward noted. “The First Bancorp ended 2016 at $33.10 per share, up $12.63 from our December 31, 2015, close at $20.47 per share. With dividends reinvested, our total return for 2016 was 68.78%. We outperformed the broad market during this period, as measured by the S&P 500 which had a total return with dividends reinvested of 11.95%, as well the Russell 2000, in which we are included, which had a total return of 21.28%. We also outperformed the banking industry, with total returns year to date of 39.12% for the KBW Regional Bank Index and 37.97% for the Nasdaq Bank Index.”
“The Board of Directors maintained the quarterly dividend at 23 cents per share in the fourth quarter of 2016,” President McKim commented. “Based on the December 31, 2016 closing price of $33.10 per share, our annualized dividend yield was a respectful 2.78%. In addition to the regular quarterly dividend, the Board of Directors also declared a special cash dividend of 12 cents per share in the fourth quarter. This special dividend is intended to share our record operating results in 2016 with our shareholders. With regular quarterly dividends of 91 cents per share and the special cash dividend of 12 cents per share, total dividends declared in 2016 were $1.03 per share which resulted in a dividend payout ratio of 61.31% for the year.
“If I had to sum up 2016 for The First Bancorp in one word, it would be ‘incredible’,” President McKim concluded. “Growth in earning assets of $142.1 million fueled the $2.1 million increase in net interest income on a tax-equivalent basis. Non-interest income was up slightly despite a lower level of gains on sales of securities and non-interest expense actually dropped compared to 2015. These factors enabled us to share this great year with our shareholders in the form of increased cash dividends and our shareholders were further rewarded with an increase of $12.63 per share in the price of our stock. As always, I am most proud of the tremendous team of people we have at First National Bank. We have a dedicated group who are all pulling on the same rope in the same direction, day in and day out, to provide quality service to our customers. It is their positive attitude and tenacity that is ultimately behind the great year we had in 2016.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars except common stock data	December 31, 2016	December 31, 2015
Assets
Cash and due from banks	$17,366	$14,299
Interest-bearing deposits in other banks	293	4,013
Securities available for sale	300,416	223,039
Securities to be held to maturity	226,828	240,023
Restricted equity securities, at cost	11,930	14,257
Loans held for sale	782	349
Loans	1,071,526	988,638
Less allowance for loan losses	10,138	9,916
Net loans	1,061,388	978,722
Accrued interest receivable	5,532	4,912
Premises and equipment	22,202	21,816
Other real estate owned	375	1,532
Goodwill	29,805	29,805
Other assets	35,958	32,043
Total assets	$1,712,875	$1,564,810
Liabilities
Demand deposits	$160,488	$130,566
NOW deposits	262,965	242,638
Money market deposits	125,544	92,994
Savings deposits	217,340	206,009
Certificates of deposit	195,115	158,529
Certificates $100,000 to $250,000	240,904	175,077
Certificates $250,000 and over	40,601	37,376
Total deposits	1,242,957	1,043,189
Borrowed funds	278,901	337,457
Other liabilities	18,497	16,666
Total Liabilities	1,540,355	1,397,312
Shareholders' equity
Common stock	108	108
Additional paid-in capital	60,723	59,862
Retained earnings	111,692	106,673
Net unrealized gain (loss) on securities available-for-sale	(935)	1,123
Net unrealized loss on securities transferred from available for sale to held to maturity	(129)	(112)
Net unrealized gain on cash flow hedging derivative instruments	1,163	—
Net unrealized loss on postretirement benefit costs	(102)	(156)
Total shareholders' equity	172,520	167,498
Total liabilities & shareholders' equity	$1,712,875	$1,564,810
Common Stock
Number of shares authorized	18,000,000	18,000,000
Number of shares issued and outstanding	10,793,399	10,753,855
Book value per common share	$15.98	$15.58
Tangible book value per common share	$13.20	$12.78

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the years ended		For the quarters ended
In thousands of dollars, except per share data	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Interest income
Interest and fees on loans	$39,996	$36,620	10,237	9,373
Interest on deposits with other banks	22	19	5	3
Interest and dividends on investments	13,741	14,171	3,358	3,662
Total interest income	53,759	50,810	13,600	13,038
Interest expense
Interest on deposits	6,028	5,285	1,646	1,290
Interest on borrowed funds	4,784	4,589	1,216	1,103
Total interest expense	10,812	9,874	2,862	2,393
Net interest income	42,947	40,936	10,738	10,645
Provision for loan losses	1,600	1,550	475	450
Net interest income after provision for loan losses	41,347	39,386	10,263	10,195
Non-interest income
Investment management and fiduciary income	2,411	2,258	606	552
Service charges on deposit accounts	2,237	2,384	526	583
Net securities gains	673	1,399	5	3
Mortgage origination and servicing income	2,192	1,558	658	465
Other operating income	4,986	4,631	1,265	1,160
Total non-interest income	12,499	12,230	3,060	2,763
Non-interest expense
Salaries and employee benefits	15,215	15,080	4,079	4,136
Occupancy expense	2,313	2,312	578	540
Furniture and equipment expense	3,305	3,171	889	847
FDIC insurance premiums	789	890	158	223
Amortization of identified intangibles	43	58	11	11
Other operating expense	7,718	8,385	1,818	2,187
Total non-interest expense	29,383	29,896	7,533	7,944
Income before income taxes	24,463	21,720	5,790	5,014
Applicable income taxes	6,454	5,514	1,470	1,245
Net Income	$18,009	$16,206	$4,320	$3,769
Basic earnings per share	$1.68	$1.52	$0.40	$0.36
Diluted earnings per share	1.66	1.51	0.40	0.35

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the years ended		For the quarters ended
except for per share amounts	12/31/2016	12/31/2015	12/31/2016	12/31/2015

Summary of Operations
Interest Income	$53,759	$50,810	$13,600	$13,038
Interest Expense	10,812	9,874	2,862	2,393
Net Interest Income	42,947	40,936	10,738	10,645
Provision for Loan Losses	1,600	1,550	475	450
Non-Interest Income	12,499	12,230	3,060	2,763
Non-Interest Expense	29,383	29,896	7,533	7,944
Net Income	18,009	16,206	4,320	3,769
Per Common Share Data
Basic Earnings per Share	$1.68	$1.52	$0.40	$0.36
Diluted Earnings per Share	1.66	1.51	0.40	0.35
Cash Dividends Declared	1.03	0.87	0.35	0.22
Book Value per Common Share	15.98	15.58	15.98	15.58
Tangible Book Value per Common Share	13.20	12.78	13.20	12.78
Market Value	33.10	20.47	33.10	20.47
Financial Ratios
Return on Average Equity (a)	10.28%	9.74%	9.70%	8.85%
Return on Average Tangible Common Equity (a)	12.42%	11.90%	11.68%	10.77%
Return on Average Assets (a)	1.12%	1.07%	1.03%	0.96%
Average Equity to Average Assets	10.86%	11.00%	10.63%	10.88%
Average Tangible Equity to Average Assets	9.00%	9.01%	8.83%	8.94%
Net Interest Margin Tax-Equivalent (a)	3.05%	3.10%	2.94%	3.11%
Dividend Payout Ratio	61.31%	57.24%	87.50%	62.86%
Allowance for Loan Losses/Total Loans	0.95%	1.00%	0.95%	1.00%
Non-Performing Loans to Total Loans	0.73%	0.75%	0.73%	0.75%
Non-Performing Assets to Total Assets	0.48%	0.57%	0.48%	0.57%
Efficiency Ratio	50.43%	54.26%	51.14%	55.69%
At Period End
Total Assets	$1,712,875	$1,564,810	$1,712,875	$1,564,810
Total Loans	1,071,526	988,638	1,071,526	988,638
Total Investment Securities	539,174	477,319	539,174	477,319
Total Deposits	1,242,957	1,043,189	1,242,957	1,043,189
Total Shareholders' Equity	172,520	167,498	172,520	167,498
(a) Annualized using a 365-day basis for both years

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2016 and 2015.

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Net interest income as presented	$42,947	$40,936	$10,738	$10,645
Effect of tax-exempt income	3,150	3,092	859	760
Net interest income, tax equivalent	$46,097	$44,028	$11,597	$11,405
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Non-interest expense, as presented	$29,383	$29,896	$7,533	$7,944
Net interest income, as presented	42,947	40,936	10,738	10,645
Effect of tax-exempt income	3,150	3,092	859	760
Non-interest income, as presented	12,499	12,230	3,060	2,763
Effect of non-interest tax-exempt income	345	236	78	100
Net securities gains	(673)	(1,399)	(5)	(3)
Adjusted net interest income plus non-interest income	$58,268	$55,095	$14,730	$14,265
Non-GAAP efficiency ratio	50.43%	54.26%	51.14%	55.69%
GAAP efficiency ratio	52.99%	56.23%	54.59%	59.25%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Average shareholders' equity as presented	$175,119	$166,319	$177,225	$168,980
Less intangible assets	(30,087)	(30,131)	(30,082)	(30,125)
Tangible average shareholders' equity	$145,032	$136,188	$147,143	$138,855

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.